FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 27, 2002

EUROPA CRUISES CORPORATION

DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476

150-153RD Avenue Suite 202
Madeira Beach, Florida 33708
(727) 393-2885

ITEM 6. RESIGNATION OF REGISTRANT’S DIRECTOR

John R. Duber, notified the Company that he was resigning his positions as Vice President, Assistant Secretary, and Director of the Company effective immediately (3:27 PM June 26, 2002). In addition, Mr. Duber also resigned from any and all positions held with any subsidiary of the Company, and as Co-Trustee of the Europa Cruises Corporation Employee Stock Ownership Plan. In his letter of resignation, Mr. Duber, who has been a Director of the Company since February 1998, gave no reason for his resignation.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROPA CRUISES CORPORATION

By:	/s/ Deborah A. Vitale

Deborah A. Vitale
President and Chairman of the Board

Dated: June 27, 2002

(Europa Cruises Corporation Letterhead)

John R. Duber
Director, Vice President
640.331.6194

June 26, 2002

VIA FACSIMILE 703.683.6816 & 727.391.9200

Deborah A. Vitale
President & Chairman of the Board
Europa Cruises Corporation
150-153rd Avenue
Suite 202
Madeira Beach, FL 33708

Dear Chairman Vitale:

Please be advised that effective immediately I resign my position as Director, Vice President, and Assistant Secretary of Europa Cruises Corporation. I also resign, effectively immediately, from any and all other positions held by me with any of the Europa Cruises Corporation subsidiaries and/or affiliates.

Furthermore, effective immediately, I resign my position as trustee of the Europa Cruises Corporation Employee Stock Ownership Plan.

Sincerely,

-s- John R. Duber

John R. Duber